Exhibit 10.11.2

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This Second Amendment to Credit Agreement and Waiver (this “Agreement”) is dated and effective as of July 28, 2017 by and among DOCUSIGN, INC., a Delaware corporation (the “Borrower”), DOCUSIGN INTERNATIONAL, INC., a Delaware corporation (“DS International”), CARTAVI, LLC, a Delaware limited liability company (“Cartavi”, and together with DS International, each a “Guarantor” and collectively, the “Guarantors”), the several banks and other financial institutions or entities party to the Credit Agreement (as defined below) as a “Lender” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), SVB, as the Issuing Lender (as defined in the Credit Agreement referred to below), and SVB, as the Swingline Lender (as defined in the Credit Agreement referred to below). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, the Borrower, the Lenders and SVB are party to that certain Credit Agreement dated as of May 8, 2015, as amended by First Amendment to Credit Agreement and Waiver dated as of April 28, 2016 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties acknowledge that Events of Default have arisen under (i) Section 8.1(c) of the Credit Agreement as a result of the Borrower’s failure to comply with the maximum Consolidated Capital Expenditures covenant set forth in Section 7.7 of the Credit Agreement for the fiscal years ending January 31, 2016 and January 31, 2017, (ii) Section 8.1(c) of the Credit Agreement as a result of the failure of the Borrower to notify the Administrative Agent of the Events of Default described in clause (i) above in accordance with Section 6.8(a) of the Credit Agreement, and (iii) Section 8.1(b) of the Credit Agreement as a result of the breach of the Borrower’s representations in certain Loan Documents and certificates that no Event of Default has occurred and is continuing solely to the extent relating to the Events of Defaults described in clauses (i) and (ii) above (the “Existing Defaults”);

WHEREAS, as a consequence of the occurrence and continuation of the Existing Defaults, the Administrative Agent and the Lenders are entitled to exercise certain rights and remedies under and pursuant to certain of the Loan Documents; and

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders waive the Existing Defaults and modify and amend certain terms and conditions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby (a) acknowledge the existence of the Existing Defaults, (b) acknowledge (i) their Obligations under the Credit Agreement and the other Loan Documents and acknowledge that such Obligations are not subject to any credit, offset, defense, claim, counterclaim or adjustment of any kind (and, to the extent any Loan Party has any credit, offset, defense, claim, counterclaim or adjustment, the same is hereby waived by each such Loan Party), and (ii) that as of the close of business on July 27, 2017, the aggregate outstanding principal amount of the Loans is $0.00 and the aggregate undrawn amount of all Letters of Credit is $9,858,927.29, (c) acknowledge that the Loan Documents executed by the Loan Parties are legal, valid and binding obligations enforceable against the Loan Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law or in equity), (d) reaffirm that each of the Liens created and granted in or pursuant to the Credit Agreement and the other Loan Documents is valid and subsisting, (e) acknowledge that this Agreement shall in no manner impair or otherwise adversely affect such Obligations or Liens and (f) acknowledge that prior to executing this Agreement, the Loan Parties consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representations or advice of the Administrative Agent, any Lender or any counsel to the Administrative Agent, or any Lender concerning the legal effects of this Agreement or any provision hereof.

3. Amendments to the Credit Agreement.

(a)	Amendment to Section 7.1 of the Credit Agreement. Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA for any trailing six-month period specified below to be less than the correlative amount specified below:

Six-Month Period Ending	Minimum Consolidated Adjusted EBITDA
July 31, 2017	$(50,000,000)
October 31, 2017	$(45,000,000)
January 31, 2018	$(30,000,000)
April 30, 2018	$(30,000,000)

(b)	Amendment to Compliance Certificate. Exhibit B to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in the form attached to this Agreement as Exhibit A.

4. Waiver and Consent. Subject to the execution and delivery of this Agreement and the satisfaction of the conditions precedent specified herein, the Administrative Agent and the Required Lenders hereby waive the Existing Defaults. The waiver set forth in this Agreement shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any other provision of the Credit Agreement or as a consent to or waiver of any other breach, Default or Event of Default under the Credit Agreement or the other Loan Documents, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Credit Agreement and the other Loan Documents, (c) be deemed a consent to or waiver of any transaction or future action on the part of the Loan Parties requiring any Lender’s consent or approval under the Credit Agreement or the other Loan Documents, or (d) except as consented to hereby or waived hereunder, be deemed or construed to be a consent, waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

5. Conditions Precedent to Effectiveness. This Agreement shall not be effective until each of the following conditions precedent has been fulfilled prior to or concurrently herewith, each to the satisfaction of the Administrative Agent and the Required Lenders (such date, the “Agreement Effective Date”):

(a)	This Agreement shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders.

(b)	All necessary consents and approvals to this Agreement shall have been obtained.

(c)	After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

(d)	Immediately after giving effect to this Agreement, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(e)	The Administrative Agent shall have received all amounts required to be paid pursuant to Section 7 of this Agreement.

(f)	All other documents and legal matters in connection with this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

(b)	The execution, delivery, and performance of this Agreement (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) violate any material Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents and Liens permitted by Section 7.3 of the Credit Agreement, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c)	No material authorization or material approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Agreement, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)	This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)	No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Group Member.

(f)	Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Agreement.

(g)	After giving effect to this Agreement, the representations and warranties set forth in this Agreement, the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

7. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent).

8. Choice of Law. This Agreement and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. The provisions of Section 10.13 and 10.14 of the Credit Agreement are hereby incorporated mutatis mutandis.

9. Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10. Effect on Loan Documents.

(a)	The Credit Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents.

(b)	To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Agreement is a Loan Document.

(d)	Upon and after the Agreement Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(e)	Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

11. Entire Agreement. This Agreement, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Release of Claims.

(a)

Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Agreement. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)	Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

13. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

14. Relationship of Parties. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship among the Loan Parties, the Administrative Agent and the Lenders, nor is this Agreement intended to change or affect in any way the relationship among the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

15. Further Assurances. At the Loan Parties’ expense, the Loan Parties shall execute and deliver such additional documents and take such further action as may be reasonably requested by the Administrative Agent or any Lender to effectuate the provisions and purposes of this Agreement.

16. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or any Lender, or any closing, will affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.

17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

DOCUSIGN, INC.

By:	/s/ Vivian Macdonald
Vivian Macdonald
Chief Accounting Officer

GUARANTORS:

DOCUSIGN INTERNATIONAL, INC.

By:	/s/ Vivian Macdonald
Vivian Macdonald
Chief Financial Officer

CARTAVI, LLC

By:	/s/ Vivian Macdonald
Vivian Macdonald
Chief Financial Officer

Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By:	/s/ Tom Caramanico
Name:	Tom Caramanico
Title:	Vice President

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender

By:	/s/ Tom Caramanico
Name:	Tom Caramanico
Title:	Vice President

Second Amendment to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ David Bennett
Name:	David Bennett
Title:	Director

Second Amendment to Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Dennis Rapoport
Name:	Dennis Rapoport
Title:	SVP

Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Assistant Vice President

Second Amendment to Credit Agreement

PACIFIC WESTERN BANK, as a Lender

By:	/s/ Evan Travis
Name:	Evan Travis
Title:	SVP

Second Amendment to Credit Agreement

EXHIBIT A

AMENDED AND RESTATED FORM OF COMPLIANCE CERTIFICATE

[SEE ATTACHED]

FORM OF COMPLIANCE CERTIFICATE

DOCUSIGN, INC.

Date:                              , 201

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of May 8, 2015, among DocuSign, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 and Section 7.7 of the Credit Agreement, as well as the total consideration paid in connection with any Permitted Acquisitions during the period covered by the Financial Statements.

To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 4 is a description of any change in the jurisdiction of organization of any Loan Party.

To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 5 is a list of any (x) registered Intellectual Property or (y) other material Intellectual Property issued, licensed or acquired by any Loan Party since the date of the most recent report delivered.

To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 6 are updated insurance certificates satisfying the requirements of Section 6.6 of the Credit Agreement.1

[Remainder of page intentionally left blank; signature page follows]

[1]	To be included with delivery of the annual financial statements referred to in Section 6.1(a)

Exhibit B

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

DOCUSIGN, INC.

By:
Name:
Title:

Exhibit B

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 1

Attachment 2

to Compliance Certificate

[Except as set forth below, no Default or Event of Default has occurred.] [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 2

Attachment 3

to Compliance Certificate

The information described herein is as of [                    ], [        ] (the “Statement Date”).

I.	Minimum Liquidity (Section 7.1(a) of the Credit Agreement)

Required:         $50,000,000

Actual:

A.	Aggregate amount of the unrestricted cash and Cash Equivalents held at such time by the Loan Parties in Deposit Accounts or Securities Accounts maintained with a Lender or Affiliate thereof, or the Administrative Agent or Affiliate thereof (but in any event subject to a perfected first priority Lien in favor of the Administrative Agent)	$

B.	Available Revolving Commitment	$

C.	Liquidity (the sum of Line A plus Line B)	$

(i)	Is Line A equal to or greater than $30,000,000

             No, not in compliance                                                                                                            Yes, in compliance

(ii)	If the answer to (i) above is yes, is Line C equal to or greater than $50,000,000

             No, not in compliance                                                                                                            Yes, in compliance

Attachment 3

II.	Minimum Consolidated Adjusted EBITDA (Section 7.1(b) of the Credit Agreement)

Required:	Permit Consolidated Adjusted EBITDA for any trailing six-month period specified below, to be less than the correlative amount specified below

Six-Month Period Ending	Minimum Consolidated Adjusted EBITDA
July 31, 2017	$(50,000,000)
October 31, 2017	$(45,000,000)
January 31, 2018	$(30,000,000)
April 30, 2018	$(30,000,000)

Actual:

A.	Consolidated Adjusted EBITDA

	1.	Consolidated Net Income	$

	2.	Consolidated Interest Expense	$

	3.	Provision for income taxes	$

	4.	Depreciation expenses	$

	5.	Amortization expenses	$

	6.	Non-cash stock compensation expenses	$

	7.	Non-cash exchange translation adjustments or other realized non-cash losses from foreign currency exchange	$

	8.	Costs, fees and expenses (a) in connection with the execution and delivery of the Credit Agreement and the other Loan Documents and paid on the Closing Date or (b) paid by any Group Member after the Closing Date in connection with its obligations under the Loan Documents which are incurred not later than (6) months after the Closing Date in an aggregate amount not to exceed $100,000	$

	9.	One-time costs, fees and expenses in connection with Permitted Acquisitions or other transactions that if closed, would have constituted a Permitted Acquisition (approved by the Administrative Agent)	$

	10.	Non-cash purchase accounting adjustments (including, but not limited to deferred revenue write down) and any adjustments as required or permitted by the application of FASB 141 (requiring the use of purchase method of accounting for acquisitions and consolidations), FASB 142 (relating to changes in accounting for the amortization of good will and certain other intangibles) and FASB 144 (relating to the write downs of long-lived assets), in each case, in connection with Permitted Acquisitions	$

Attachment 3

11.	Non-cash charges for goodwill and other intangible write-offs and write-downs in connection with Permitted Acquisitions or otherwise	$

12.	Reasonable costs, fees and expenses in connection with an initial public offering of the Equity Interests of the Borrower	$

13.	Other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent	$

14.	One-time costs, fees and expenses in connection with the Angel Acquisition paid prior to the Closing Date, not to exceed $1,500,000 in the aggregate	$

15.	Sum (without duplication) of the amounts of (i) other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income	$

16.	Consolidated Adjusted EBITDA (Lines A.1+A.2+A.3+A.4+A.5+A.6+A.7+A.8+A.9+A.10 +A.11 +A.12+A.13+A14[2] minus A.15):	$

Minimum required:		$

Covenant compliance: Yes ☐ No ☐

[2]	In each case, to the extent deducted in calculating Consolidated Net Income

Attachment 3

III.	Capital Expenditures (Section 7.7 of the Credit Agreement)

Required: Make or commit to make any Consolidated Capital Expenditure during any fiscal year in excess of, for all such Consolidated Capital Expenditures of all of the Group Members taken together, the amount set forth below opposite such fiscal year:

Fiscal Year Ending	Consolidated Capital Expenditures
January 31, 2018	$30,000,000
January 31, 2019	$30,000,000

; provided that (i) up to 50% of any such amount that is not expended in the fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year only and (ii) Consolidated Capital Expenditures made pursuant to Section 7.7 of the Credit Agreement during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above.

Actual Capital Expenditures for fiscal year ended January 31, [ ]:	$
Carryover from prior fiscal year:	$

Covenant compliance: Yes ☐ No ☐

Attachment 3

IV.	Permitted Acquisitions (Section 7.7 of the Credit Agreement)

Consideration Limits: Prior to a primary equity infusion after the Closing Date generating net cash proceeds to the Borrower of at least $80,000,000, the amount of the cash consideration (including any Deferred Payment Obligations) paid by the Group Members in connection with (1) each such purchase or other acquisition shall not exceed $10,000,000 and (2) all such purchases or other acquisitions consummated from and after the Closing Date shall not exceed $30,000,000 in the aggregate during the term of this Agreement, and (B) after a primary equity infusion after the Closing Date generating net cash proceeds to the Borrower of at least $80,000,000, the aggregate amount of the cash consideration (including any Deferred Payment Obligations) paid by all Group Members in connection with (1) each such purchase or other acquisition shall not exceed $25,000,000, and (2) all such purchases or other acquisitions consummated from and after the Closing Date shall not exceed $80,000,000 in the aggregate during the term of this Agreement.

Other than acquisitions the aggregate amount of cash consideration (including any Deferred Payment Obligations) for which does not exceed $10,000,000 ($50,000,000 after a primary equity infusion after the Closing Date generating net cash proceeds to the Borrower of at least $80,000,000) for all such Acquisitions consummated from and after the Closing Date, each such purchase or other acquisition is consummated by a Loan Party and is of a Person organized under the laws of the United States and engaged in business activities primarily conducted within the United States or of assets located in the United States (other than immaterial assets);

Cash Consideration for Permitted Acquisitions during current period: $

Cash Consideration for Permitted Acquisitions during the term of the Credit Agreement: $

Cash Consideration for Permitted Acquisitions of non-U.S. assets or targets: $

Covenant compliance:             Yes  ☐                     No  ☐

Attachment 3

Attachment 4

to Compliance Certificate

Change in the Jurisdiction of Organization of any Loan Party

Attachment 4

Attachment 5

to Compliance Certificate

Intellectual Property

Attachment 5

Attachment 6

to Compliance Certificate

Updated Insurance Certificates

Attachment 3